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                                                                 EXHIBIT 10.27

                    AMENDMENT NUMBER THREE TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT NUMBER THREE TO EMPLOYMENT AGREEMENT (this "Amendment") is effective as of July 1, 1997, between STAR TELECOMMUNICATIONS, INC., a Delaware corporation ("STAR"), as successor in interest to STAR Vending, Inc., a Nevada corporation, and MARY CASEY ("EXECUTIVE").

                                       RECITALS

     A. Star and Executive are parties to that certain Employment Agreement dated July 14, 1995 (the "Employment Agreement"), that certain Amendment Number One to Employment Agreement dated January 1, 1996 ("Amendment Number One"), and that certain Amendment Number Two to Employment Agreement dated July 15, 1996 ("Amendment Number One"), pursuant to which Executive is employed by Star.

     B. The parties desire to adjust Executive's compensation and extend the expiration date of the Employment Agreement, and thus have determined to amend the Employment Agreement as set forth in this Amendment.

                                       AGREEMENTS

     NOW, THEREFORE, the parties agree to amend the Employment Agreement as follows:

     1. DEFINED TERMS. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Employment Agreement, Amendment Number One, and Amendment Number Two. From and after the date hereof, the term "Agreement" as used in the Employment Agreement will mean the Employment Agreement as amended by Amendment Number One, Amendment Number Two, and this Amendment, unless and until such Employment Agreement may again be amended.

     2. AMENDMENT OF SECTION 3. Section 3 of the Employment Agreement shall be amended to read in its entirety as follows:

    "3. TERM. The term of Executive's employment by Star pursuant to this Agreement shall be for the period commencing July 14, 1995 and ending December 31, 2000. The term of Executive's employment is subject to earlier termination as provided in Section 7."

     3. AMENDMENT OF SECTION 4.1 Section 4.1 of the Employment Agreement shall be amended to read in its entirety as follows:

    "4.1 SALARY. Star shall pay Executive a monthly salary during the term of this Agreement. This salary shall be $20,000 per month effective July 1, 1997. Executive's monthly salary shall be increased for the respective calendar years commencing January 1, 1998, January 1, 1999, and January 1, 2000, as follows:

          "(a)   Before January 30, 1998, the parties shall ascertain from the official Consumers Price Index for All Urban Wage Earners and Clerical Workers (Revised Series), Los Angeles-Anaheim-Riverside Average
     (1982-1984 = 100), as published by the Bureau of Labor Statistics, Department of Labor (the "Index"), the Index for December 1996 (the "Base Period Index") and for December 1997 (the "Comparison Period Index"). If the Comparison Period Index exceeds the Base Period Index, the monthly salary payable by Star to Executive for the entire calendar year 1998 shall be increased (but not decreased) by multiplying Executive's then-existing monthly salary by a fraction, the numerator of which shall be the Comparison Period Index and the denominator of which shall be the Base Period Index. If the Comparison Period Index does not exceed the Base

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     Period Index, the monthly minimum salary payable to Executive by Company during calendar 1998 shall remain at the monthly salary effective as of December 31, 1997.

          (b) A similar adjustment shall be made to Executive's monthly salary for calendar years 1999 and 2000; but for the purpose of such adjustments, the Base Period Index shall be calculated as of December, 1997 and 1998, respectively, and the Comparison Period Index shall be calculated as of December 1998 and 1999, respectively.

          (c) If the Index is no longer published, then appropriate index figures for the Base Period Index and the Comparison Period Index shall be derived from any successor or comparable index mutually agreed by the parties to be authoritative.

          (d) The parties acknowledge that the Comparison Period Index figures for each year of the Employment Agreement may not be available in a timely manner. Therefore, the monthly salary in efect during the preceding month shall continue in effect until the respective average index figures for the Comparison Period Indexes have been ascertained. Upon determination of the respective Comparison Period Indexes for each year, an appropriate adjustment shall be made, retroactive to January 1 of 1998, 1999, and 2000, respectively, and Star shall immediately pay to Executive any increased salary found to be due.

          (e) Executive may receive such other increases in her salary in addition to those set forth above as the Board of Directors of Star may approve from time to time. Executive's salary shall not be reduced at any time during the term of this Agreement, but the foregoing shall not limit Star's rights under Section 7."

     4. CONFIRMATION. Except as specifically amended by this Amendment, the Employment Agreement, Amendment Number One, and Amendment Number Two will continue unchanged, and the terms and conditions of the Employment Agreement, Amendment Number One, and Amendment Number Two, as amended by this Amendment, are ratified and confirmed.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first set forth above.

"STAR"                                     "EXECUTIVE"

STAR TELECOMMUNICATIONS, INC.
a Delaware corporation

By /s/ Christopher E. Edgecomb             /s/ Mary Casey
  ----------------------------            -------------------------
  Christopher E. Edgecomb, CEO             Mary Casey

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